                                  Exhibit 23(a)
                                  -------------




                          Consent of Ernst & Young LLP,
                       Independent Auditors to Registrant

                         Consent of Independent Auditors
                         -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Worthington Foods, Inc. Amended and Restated 1995 Stock Option Plan of our reports dated February 3, 1999, with respect to the consolidated financial statements of Worthington Foods, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP


Columbus, Ohio
July 30, 1999